                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13  OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 19, 2004
                                ----------------
                Date of report (Date of earliest event reported)

                              HUBBELL INCORPORATED
             (exact name of registrant as specified in its charter)


                     CONNECTICUT                        1-2958
            ------------------------------     -----------------------
           (State of other jurisdiction of     (Commission File Number)
            incorporation or organization

             584 Derby Milford Road, Orange, Connecticut 06477-4024
             ------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

                                 (203) 799-4100
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.02  Results of Operations and Financial Condition.

On October 19, 2004, Hubbell Incorporated (the "Company") reported net income of $41.5 million, and diluted earnings of $0.67 per share for the third quarter of 2004, as compared to net income of $34.4 million or $0.57 diluted earnings per share for the third quarter of 2003.

     A copy of the October 19, 2004 press release is attached hereto as an
Exhibit 99.1.

     INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS -- Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management's good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HUBBELL INCORPORATED


                                   By:   /s/ William T. Tolley
                                         --------------------------------------
                                         Name:   William T. Tolley
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer

Date:  October 19, 2004

                                 EXHIBIT INDEX

EXHIBIT NO.         DOCUMENT DESCRIPTION

99.1 Press Release dated October 19, 2004 pertaining to the financial results of the Company for the quarter ended September 30, 2004.